ING GROEP N.V.,

STICHTING ING AANDELEN, as Trustee

AND

JPMORGAN CHASE BANK,

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of                      , 2013

to the Amended and Restated Deposit Agreement

Dated as of March 17, 2004

to the Amended and Restated Deposit Agreement

Dated as of June 2, 1997

TABLE OF CONTENTS

i

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of                , 2013 among ING GROEP N.V., a Naamloze Vennootshap (public limited liability company) organized under the laws of The Netherlands and its successors (the "Company"), STICHTING ING AANDELEN, a Stichting (trust office) organized under the laws of The Netherlands (the "Trustee"), JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder and any successor as depositary hereunder (the "Depositary") and all holders from time to time of American Depositary Receipts issued hereunder. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement.  All capitalized terms used herein have the meanings ascribed to them in Article I or elsewhere in this Deposit Agreement.

WITNESSETH:

WHEREAS, the Company and the Depositary entered into an amended and restated deposit agreement dated as of May 1, 1993 (the "Original Deposit Agreement") which agreement was amended and restated as of  June 2, 1997 (the "First Amended and Restated Deposit Agreement") and further amended and restated as of March 17, 2004 (the "Second Amended and Restated Deposit Agreement");

WHEREAS, the Company and the Depositary desire to amend certain terms of the Second Amended and Restated Deposit Agreement in accordance with Section 6.01 thereof and to reflect such amendments pursuant to the terms and conditions set forth in this Deposit Agreement;

WHEREAS, the Company desires to provide for the continued deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or the Custodian and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares (each as hereinafter defined) representing the Shares so deposited; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE I
Definitions

SECTION 1.01.  The term "American Depositary Shares" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent rights to receive one Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

SECTION 1.02.  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

SECTION 1.03.  The term "Custodian" shall mean one or more agent or agents of the Depositary (singly or collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Section 5.05.

SECTION 1.04.  The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

SECTION 1.05.  The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.06.  The term "Depositary's Office" shall mean the office of the Depositary for the administration of depositary receipts.

SECTION 1.07.  The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held hereunder.

SECTION 1.08.  "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of American Depositary Shares without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the "Profile Modification System" maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

SECTION 1.09.  The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the Receipt Register maintained by the Depositary for such purpose.

SECTION 1.10.  The term "Receipt Register" means the register maintained by the Depositary for the registration, transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

SECTION 1.11.  The term "Receipts" shall mean the American Depositary Receipts executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof; The term "Direct Registration Receipt" means a Receipt, the ownership of which is recorded on the Direct Registration System. References to "Receipts" shall include certificated Receipts and Direct Registration Receipts, unless the context otherwise requires. The form of Receipt is hereby incorporated herein and made a part hereof; the provisions of the form of Receipt shall be binding upon the parties hereto.

SECTION 1.12.  The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933), in a transaction or chain of transactions not involving any public offering, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or The Netherlands, or under a shareholder agreement or the Articles of Association of the Company or under the Articles of Association or the Trust Conditions of the Trustee.

SECTION 1.13.  The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.14.  The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.15.  The term "Shares" shall mean the exchangeable bearer depositary receipts issued by the Trustee for ordinary shares of the Company (the "Ordinary Shares"), and shall include rights to receive Shares.  A "Share" shall mean such receipts (or rights thereto) for one ordinary share.

SECTION 1.16.  The term "Trustee" shall mean the Stichting ING Aandelen, the trust office referred to in article 17 of the Articles of Association, as amended, of the Company, and any successor thereto.

ARTICLE II
Form of Receipts, Deposit of Shares,
Execution and Transfer of Receipts and
Withdrawal of Deposited Securities

SECTION 2.01.  Form and Transferability of Receipts.  (a)  Certificated Receipts.  Receipts in certificated form shall be engraved or printed or lithographed on certificates with steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided.  Receipts may be issued in denominations of any number of American Depositary Shares.  Receipts in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  Unless so executed, no Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.  The Depositary shall maintain a Receipt Register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts in certificated form bearing the facsimile signature of anyone who was at the time such certificate was executed a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.  Receipts in certificated form may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b)  Direct Registration Receipts.  Notwithstanding anything in this Deposit Agreement or in a Receipt to the contrary, at such time as permitted within the system of DTC, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Holder.  If so requested, certificated Receipts shall be provided for no additional fee.  Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

(c)  Transferability.  Title to a Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of properly executed instruments of transfer (in the case of Direct Registration Receipts), shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

SECTION 2.02.  Deposit of Shares.  Subject to the terms and conditions of the Deposit Agreement, the Depositary shall issue American Depositary Shares evidenced by Receipts for delivery at the Depositary's Office against delivery or transfer to the Custodian of:  (i) Shares by credit to the account of the Custodian with Euroclear Netherlands (including any successor thereto, "Euroclear");  (ii) subject to the provisions of Section 2.06 hereof, rights to receive Shares, or (iii) evidence satisfactory to the Custodian of irrevocable instructions to cause such Shares to be transferred to such account with Euroclear. In connection with any such deposit, the Depositary or the Custodian may require a written order from the person making such deposit specifying the person or persons in whose name the American Depositary Shares are to be issued.   If use of the Euroclear book-entry system in connection with the Shares or American Depositary Shares is discontinued at any time for any reason, the Company shall make such other book-entry arrangements (if any) that it determines, after consultation with the Depositary, are reasonable. To the extent required by the Depositary, Shares presented for deposit shall also be accompanied by an instrument satisfactory to the Depositary providing for the prompt transfer to the Custodian or its nominee of any dividend or other distribution (including rights) which any person may thereafter receive upon or in respect of such deposited Shares or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.   Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine.  To the extent Restricted Securities are held by the Custodian, the Depositary shall endeavor to have the Custodian hold such Restricted Securities in an account or accounts that are segregated and separate from any other account or accounts in which other Shares of the Company may be held.

SECTION 2.03.  Execution and Delivery of Receipts.  After the deposit of any Shares pursuant to Section 2.02, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex, facsimile transmission or SWIFT.  After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary's Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled.  The Depositary shall execute and deliver Receipts only in accordance with this Section 2.03 and with Sections 2.04, 2.06, 4.02, 4.03 and 4.08.

The Depositary may issue Receipts representing Restricted Securities upon receipt of proper instructions from the Company setting forth the details surrounding the issuance of such Restricted Securities, the restriction(s) placed thereon, and any legend required to be placed on the Receipts representing such Restricted Securities.  Thereafter, upon the proper deposit of Shares with the Custodian, receipt by the Depositary of issuance instructions in proper form, and compliance with any other applicable provisions of the Deposit Agreement, the Depositary may issue Receipts ("Restricted Receipts") evidencing restricted American Depositary Shares ("Restricted ADSs") representing such Restricted Securities .  Until such time as the Depositary has received an opinion of U.S. counsel to the Company in form and substance reasonably satisfactory to counsel to the Depositary stating that, in connection with the resale of the Restricted Receipts representing Restricted Securities, the Shares underlying such Restricted ADSs have been registered under the Securities Act or that such Restricted ADSs (as well as those Restricted ADSs issued on the transfer, split-up or combination thereof) may be freely transferred under Rule 144 or Rule 145 promulgated under the Securities Act of 1933 or another applicable exemption from the registration requirements thereof, any Restricted ADSs shall be issued in book-entry form with the restrictive legend, in the form provided by the Company, set forth on the books of the Depositary.  Upon receipt of a legal opinion of U.S. counsel to the Company addressed, and in form and substance acceptable, to the Depositary, the Depositary shall remove the restrictive legend from the Restricted ADSs referred to in such opinion, and re-issue such Restricted ADSs in the form of unrestricted American Depositary Shares through the Direct Registration System.  Any costs or expenses incurred by the Depositary in connection with the deposit of Restricted Securities and/or the issuance of Restricted ADSs shall be borne by the Company.

SECTION 2.04.  Transfer, Combination and Split-up of Receipts.  The Depositary, subject to this Deposit Agreement, shall register transfers of Receipts in the Receipt Register from time to time upon receipt at any of its designated transfer offices of proper instruments of transfer or upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.  The Depositary, subject to this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.  The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the mutual request of the Company and the Trustee. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

SECTION 2.05.  Withdrawal of Deposited Securities.  Upon receipt at the Depositary's Office or at such other offices as the Depositary may designate of both (a) a Holder's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order and (b) a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipt, as the case may be, and (ii) direct the Custodian to deliver, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, to an account designated by such Holder with Euroclear or an institution that maintains accounts with  Euroclear, except that the Depositary may, at the request, risk and expense of the Holder, make delivery of such Deposited Securities (other than Shares) to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this Section 2.05 or Sections 4.01, 4.02, 4.03, 4.04, 4.08, 4.09, 5.04, 5.05, 6.01 or 6.02.  Exchangeable bearer depositary receipts issued by the Trustee and holders thereof have the rights attributed to them in the Articles of Association and the Trust Conditions of the Trustee and the rights conferred pursuant to mandatory Dutch law upon such holders which are issued by the Trustee with the cooperation of the Company.

Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) to Form F-6 under the Securities Act of 1933.

SECTION 2.06.  Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or, subject to the last sentence of Section 2.05, the withdrawal of any Deposited Securities, the Depositary, the Company, the Trustee or the Custodian may require from the Holder, the presentor of the Receipt or the depositor of Shares: (a)  payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in Exhibit B to this Deposit Agreement; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; and (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement.  The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of Section 2.05, the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends. The Depositary may issue Receipts against rights to receive Shares from the Company, the Trustee or any registrar, transfer agent, clearing agency or the entity recording Share ownership or transactions.  Unless requested in writing by the Company and the Trustee to cease doing so on at least two business days prior notice, the Depositary may issue Receipts against other rights to receive Shares only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Securities), (y) each recipient of such Receipts represents and agrees in writing with the Depositary that such recipient or its customer (i) beneficially owns such Shares, (ii) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (iii) holds such Shares for the account of the Depositary and (iv) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (z) all such Receipts evidence not more than 20% of all American Depositary Shares (excluding those evidenced by such Receipts).  Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders.  The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares.  The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

SECTION 2.07.  Substitution of Receipts.  In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall issue a new Receipt through the Direct Registration System or, as the Holder may specifically request, execute and deliver a new Receipt in certificated form of like tenor, in either case in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.08.  Cancellation and Destruction of Receipts.  All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE III
Certain Obligations of Holders

SECTION 3.01.  Information.  Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities, and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or any distribution on any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Company's and the Depositary's satisfaction.  The Depositary shall provide the Company, in a timely manner, with copies (or originals, if necessary or appropriate) of (i) any such proofs of citizenship or residence that it receives and (ii) any other information or document that the Company may reasonably request and that the Depositary receives.

SECTION 3.02.  Liability of Holder for Taxes.  If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to any Receipt, any Deposited Securities represented by the American Depositary Shares evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder thereof to the Depositary and by holding or having held a Receipt the Holder and all prior Holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  The Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities or may sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

SECTION 3.03.  Warranties on Deposit of Shares.  Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) that the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 under the Securities Act of 1933 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144 under the Securities Act of 1933, the person also shall be deemed thereby to represent and warrant that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 under the Securities Act of 1933 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be, on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.

SECTION 3.04.  Disclosure of Interests.  To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

SECTION 3.05.  Appointment.  Each Holder and each person holding an interest in American Depositary Shares, upon acceptance of any American Depositary Shares (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

ARTICLE IV
Deposited Securities

SECTION 4.01.  Cash Distributions.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.05 and after fixing a record date in respect thereof pursuant to Section 4.06, subject to this Deposit Agreement, as promptly as practicable distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on such record date of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary from any such distribution, on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05.  The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

SECTION 4.02.  Share Distributions.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval (which approval shall not be unreasonably withheld), and shall, if the Company shall so request, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale as in the case of a distribution received in cash pursuant to Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

SECTION 4.03.  Rights Distributions.  If the Company or Trustee shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to Section 4.01; provided that the Depositary shall, if requested by the Company, subject to this Deposit Agreement take action as follows:  (a)  if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders, or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01.  The Depositary will not offer such rights to Holders having an address in the United States, unless the Company and Trustee each furnish to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Company an Trustee in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933.  Nothing in this Section 4.03 or elsewhere in this Agreement shall create any obligation on the part of the Company or Trustee to file a registration statement under Securities Act of 1933 in respect of any such rights.

SECTION 4.04.  Other Distributions.  Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall, with the consent of the Company (which consent shall not be unreasonably withheld), cause securities or property to be distributed to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as, after consultation with the Company, it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01.  The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this Section 4.04.

SECTION 4.05.  Conversion of Foreign Currency.  Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary or the Custodian can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, the Custodian or the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its reasonable and customary charges and expenses in effecting such conversion) to the United States.  Such U.S. dollars shall as promptly as practicable be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.  If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Custodian or the Depositary shall take all reasonable steps without incurring unreasonable expense to file such application for approval or license.  If at any time the Custodian or the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary or the Custodian is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall in its discretion, but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.  If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.  So long as the company or an affiliate of the Company shall act as Custodian, the Company upon written notice to the Depositary shall have right to direct that the Custodian shall make such conversions and transfers as agent of and subject to the directions of the Depositary (not  inconsistent with this Section 4.05), provided that the Company shall indemnify defend and save harmless the Depositary against any loss, liability or expense (including the reasonable fees and disbursements of its counsel) in respect of any such conversion or transfer made by the Custodian upon such written notice except to the extent that such loss, liability or expense results from such directions of the Depositary.

SECTION 4.06.  Fixing of Record Date.  Whenever any distribution is being made with respect to any Deposited Securities or any meeting of holders of Ordinary Shares, Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter or for determining who shall be responsible for the fee assessed by the Depositary for administration of the American Depositary Share program and for any expenses provided for in paragraph (8) of the form of Receipt, the Depositary may fix a record date (which shall, to the extent practicable, be the same as any corresponding record date set by the Company with respect to the Ordinary Shares or the Trustee with respect to the Ordinary Shares or Shares and, if different, shall be set after consultation with the Company, if practicable) for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter.  Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

SECTION 4.07.  Voting of Deposited Securities.  The Trustee is the holder of all Ordinary Shares underlying the Shares and has sole power to vote such Ordinary Shares other than any Ordinary Shares with respect to which the Trustee has granted a power of attorney to a holder pursuant to Article 4 of the Amendment of Trust Conditions after such holder has given proper notice to the Company of such holder's intention to attend the general meeting of shareholders of the Company, in which case the Trustee shall not exercise the voting rights for such Ordinary Shares.   The Company shall give or cause to be given to the Depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English.  The Trustee shall give or cause to be given to the Depositary any required published announcement of any meeting of holders of Deposited Securities, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of such announcements and documents or any notice of any meeting or solicitation of instructions from holders of Ordinary Shares, Shares or other Deposited Securities, the Depositary shall at the cost and expense of the Company, transmit a notice to Holders in a manner reasonably similar to that for holders of Ordinary Shares, Shares or other Deposited Securities, or in such other manner as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement to transmit a notice to Holders which sets forth (a) any information that is contained in such announcement or any notice or solicitation materials, as the case may be, together with a statement that any documents referenced in such announcement, notice or solicitation materials are available free of charge to such Holders, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities including but not limited to the Articles of Association of the Company and the Trust Conditions and the Articles of Association of the Trustee, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and exercisable at such meeting, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received by the ADR department of the Depositary on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to instruct the Trustee to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Trustee to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall not represent such Deposited Securities at any meeting or provide any instructions with respect to such Shares to the Trustee or exercise any voting rights with respect to such Deposited Securities, discretionary or otherwise.   Under current law, only those holders of Shares on the books of the Trustee on the applicable record date set by the Trustee (the "Trustee Record Date") may vote at such meeting.  The Depositary shall review its records to ensure that registered Holders who provide voting instructions with respect to American Depositary Shares hereunder were Holders of an equal number of American Depositary Shares on the Trustee Record Date and, to the extent, such Holder was not a Holder on such date or held fewer Shares on such date, shall disregard or revise, as the case may be, such Holder's voting instructions.  The Depositary shall have no obligations with respect to American Depositary Shares beneficially held through any Holder, including, without limitation, DTC. Notwithstanding anything contained in this Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

SECTION 4.08.  Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or the Trustee or to which either is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence.  In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

SECTION 4.09.  Withholding.  In connection with any distribution to Holders, the Company and the Trustee will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Trustee, as the case may be, and owing to such authority or agency by the Company or Trustee, as the case may be; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.   The Depositary will forward, in a timely manner, to the Company such information from its records (including, if necessary or appropriate, original documents) as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders.  To the extent practicable and not cost prohibitive, the Depositary will cooperate with the Company in efforts to establish or maintain arrangements to obtain benefits under any applicable Netherlands tax treaties for Holders.  If the Depositary determines that any distribution in property other than cash  (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.01, 4.02, 4.03 or 4.04.

ARTICLE V
The Depositary, the Custodian and the Company

SECTION 5.01.  Maintenance of Depositary's Office and Register; Certain Agents of the Depositary; Lists of Holders.  (a)  Depositary's Office.  The Depositary or its agent shall maintain facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities all in accordance with the provisions of this Deposit Agreement.

(b)  The Receipt Register.  The Depositary or its agent shall keep at its transfer office, a Receipt Register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

(c)  Receipt Registrars and Co-Transfer Agents.  If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary or its agent shall act as Receipt registrar or, upon the written request or with the written approval of the Company, the Depositary shall appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of such exchange or exchanges and with the terms of any such appointment.  Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company.  The Depositary, upon the written request or with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Company.  Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than JPMorgan Chase Bank) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d)  Lists of Holders.  At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary or its agent, take copies thereof and require the Depositary or its agent, the Receipt registrar and any co-transfer agents or co-registrars to supply promptly copies of such portions of such records as the Company may request.  The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of American Depositary Shares by all Holders as of a recent date within seven days of the date of such request.

(e)  Depositary's Agent.  The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

SECTION 5.02.  Prevention or Delay in Performance; Obligations.  The Depositary, the Company, the Trustee their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United  States, the European Union, the Netherlands or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's Articles of Association, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or any Receipt provides shall be done or performed by it or them (including, without limitation, voting pursuant to Section 4.08 of the Deposit Agreement), or (ii) by reason of any exercise or failure to exercise any discretion given to it in the Deposit Agreement or any Receipt (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) assume no liability except to perform its obligations to the extent they are specifically set forth in any Receipt or the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any Receipt; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.

SECTION 5.03.  Limitations.  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall have not any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company and Trustee may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of Dutch law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares. Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian, the Company or the Trustee shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary, the Company and the Trustee shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company or the Trustee for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company or the Trustee.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.  Neither the Depositary, the Company, or the Trustee nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided.  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.  The Custodian.  The Depositary may from time to time appoint one or more agents to act for it as Custodian hereunder.  Each Custodian so appointed (other than an office of JPMorgan Chase Bank) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to all Holders of the name and location of the appointment of any Custodian not named in the Receipts.  Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

SECTION 5.06.  Notices and Reports to Holders.  On or before the first date on which the Company or Trustee gives notice, by publication or otherwise, of any meeting of holders  of Ordinary Shares, Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Company and Trustee, as the case may be, shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Ordinary Shares, Shares or other Deposited Securities.  The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of any reports and other communications that are made generally available by the Company to holders of Ordinary Shares, Shares or other Deposited Securities and arrange for the transmittal, at the Company's expense, of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Ordinary Shares, Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Ordinary Shares, the Shares and any other Deposited Securities issued by the Company, the Trustee or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed.  The Depositary may rely upon such copy for all purposes of this Deposit Agreement.  The Depositary will, at the expense of the Company, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.07.  Issuance of Additional Shares, etc.  Neither the Company, the Trustee nor any company controlling, controlled by or under common control with the Company or Trustee shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares, or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933.  The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

SECTION 5.08.  Indemnification.  Each of the Company and the Trustee, jointly and severally, shall indemnify, defend and save harmless each of the Depositary, the Custodian and their respective directors, officers, employees, agents and affiliates against, against any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in connection with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time in accordance herewith (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense arising out of the negligence or willful misconduct of the Depositary or its directors, officers, employees, agents or affiliates acting in their capacities as such hereunder, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates.

The indemnities set forth in the preceding paragraph shall also apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary shall indemnify, defend and save harmless the Company against any direct loss, liability or expense (including reasonable fees and expenses of counsel) to the extent such loss is due to the negligence or willful misconduct of the Depositary.

Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession of substitution of any indemnified person.

SECTION 5.09.  Charges of Depositary.  The Company agrees to pay all charges and out-of-pocket expenses of the Depositary and those of any Receipt registrar, co-transfer agent and co-registrar and any other agent of the Depositary appointed under this Deposit Agreement (except those of the Custodian which are for the sole account of the Depositary, except as provided in Section 5.08) that are shown in Exhibit B hereto, which is hereby incorporated herein, to be payable by the Company, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person.  Any other charges and expenses of the Depositary and its agents hereunder not otherwise provided for herein will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses.  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  The Company shall not pay or be liable for (1) the expenses of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, transfers of Receipts pursuant to Section 2.04, the surrender of Receipts pursuant to Section 2.05, and the making of distributions pursuant to Section 4.01, (2) the items mentioned on Exhibit B hereto as not being payable by the Company and (3) overhead expenses and any other expenses (including, without limitation, salaries and benefits to employees) incident to the administration in the ordinary course of this Deposit Agreement. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (8) of the Receipts.

SECTION 5.10.  Statutory Reports.  The Depositary shall make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company.

SECTION 5.11.  Available Information to the Commission. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and, in accordance therewith, files reports and other information with the Commission.

ARTICLE VI
Amendment and Termination

SECTION 6.01.  Amendment.  The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect.  Any amendment that shall impose or increase any fees or charges (other than the fees and charges referred to in clauses (a) through (d) in Exhibit B hereto) that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders.  Every Holder at the expiration of thirty (30) days after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the U.S. Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

SECTION 6.02.  Termination.  The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by giving notice of such termination to the Holders at least thirty (30) days prior to the date fixed in such notice for such termination.  The Depositary may terminate this Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.02, at any time after ninety (90) days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.04 before the end of such ninety (90) days.  After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary.  As soon as practicable after the expiration of six (6) months from the date so fixed for termination, the Depositary may sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09.

ARTICLE VII
Miscellaneous

SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02.  No Third Party Beneficiaries.  This Deposit Agreement is for the exclusive benefit of the Company, the Depositary and, to the extent contemplated hereby, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.  Severability.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.  Holders Parties; Binding Effect.  The Holders and owners of Receipts from time to time shall be parties to this Deposit Agreement and they shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05.  Notices.  (a) To the Company.  Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to ING Groep N.V., Strawinskylaan 2631, P.O. Box 810, 1000 Av Amsterdam; Attention: General Manager Legal Affairs, or any other address which the Company may specify in writing to the Depositary.

(b)  To the Trustee. Any and all notices to be given to the Trustee shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to ING Groep N.V., Strawinskylaan 2631, P.O. Box 810, 1000 Av Amsterdam; Attention: General Manager Legal Affairs, or any other address which the Trustee may specify in writing to the Depositary.

(c)  To the Depositary.  Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, Floor 58, New York, New York 10005, Attention:  ADR Administration, which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

(d)  To the Holders.  Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, at the Company's expense by any such other method as the Company may advise the Depositary is required by any applicable law, regulation or stock exchange or if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be directed to some other location, at the address designated in such request. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the beneficial owners of American Depositary Shares held by such other Holders.

(e)  General.  Notice given as aforesaid, (i) to the Company, Trustee or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, electronic or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box.  Each of the Depositary, the Trustee and the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

SECTION 7.06.  Governing Law; Consent to Jurisdiction.  This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

Each of the Company and the Trustee irrevocably agrees that any legal suit, action or proceeding against the Company and/or the Trustee brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Trustee also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company and/or the Trustee, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York. The Company and the Trustee have each appointed Depositary Management Corporation, 570 Lexington Avenue, 44th Floor, New York, New York as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Holder, and each waives any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Company and the Trustee represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  The Company and Trustee each further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against it, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to it by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof. Each of the Company and the Trustee agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company or Trustee to receive service of process in New York, the Company and/or Trustee, as applicable, shall promptly appoint a successor acceptable to the Depositary, so as to serve and will promptly advise the Depositary thereof.  In the event the Company or Trustee fails to continue such designation and appointment in full force and effect, the Company and Trustee, as applicable, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to it at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.   Notwithstanding the foregoing, any action based on this Deposit Agreement may be instituted by the Depositary in any competent court in the Netherlands and/or the United States.

By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company, the Trustee or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

To the extent that the Company, the Trustee or any of their respective properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company and the Trustee, to the fullest extent permitted by law, each hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

SECTION 7.07.  Amendment and Restatement of Original Deposit Agreement.  This Deposit Agreement amends and restates as of the date hereof the Second Amended and Restated Deposit Agreement.  Holders of American depositary receipts issued under the Original Deposit Agreement shall have all the rights and be subject to all of the obligations of Holders of ADRs issued hereunder, provided that the Deposit Agreement will not be effective as of the date hereof with respect to any provisions which prejudice any substantial existing rights of holders of American depositary receipts issued under the Original Deposit Agreement and the Second Amended and Restated Deposit Agreement.  Any such provisions shall be effective after the expiration of thirty days after notice of this amendment has been made to such holders.

IN WITNESS WHEREOF, ING GROEP N.V., STICHTING ING AANDELEN,  and JPMORGAN CHASE BANK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

ING GROEP, N.V.

By: ___________________________
Name:
Title:

By: ___________________________
Name:
Title:

STICHTING ING AANDELEN

By: ___________________________
Name:
Title:

By: ___________________________
Name:
Title:

JPMORGAN CHASE BANK

By: ___________________________
Name:
Title:

EXHIBIT A
TO
DEPOSIT AGREEMENT
[FORM OF FACE OF RECEIPT]

No. _________________

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
exchangeable bearer depositary receipts for
ORDINARY SHARES
with a nominal value of Eur 0.24 each
of
ING GROEP N.V.
(Incorporated under the laws of The Netherlands)

JPMORGAN CHASE BANK, incorporated under the laws of the State of New York, as depositary (the "Depositary"), hereby certifies that                        is the owner of                             American Depositary Shares, representing deposited exchangeable bearer depositary receipts issued by Stichting ING Aandelen (the "Trustee"), the trust office as referred to in Article 17 of the Articles of Association, as amended, of the Company, for ordinary shares (the "Ordinary Shares"), of ING Groep N.V., a Naamloze Vennootschap (public limited liability company) organized under the laws of The Netherlands (the "Company").  Each Share means such receipts (or rights thereto) for one Ordinary Share.  At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at the principal office of the custodian for the Shares (the "Custodian").  Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(1)  The Deposit Agreement.  This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of March 17, 2004 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Trustee, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities").  Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)  Withdrawal of Deposited Securities.  Upon receipt at the Depositary's Office or at such other offices as the Depositary may designate of both (a) a Holder's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order and (b) a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, and, payment of the fee of the Depositary provided for in paragraph (8) of this Receipt, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipt, as the case may be, and (ii) direct the Custodian to deliver, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, to an account designated by such Holder with Euroclear or an institution that maintains accounts with Euroclear, except that the Depositary may, at the request, risk and expense of the Holder, make delivery of such Deposited Securities (other than Shares) to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.  Exchangeable bearer depositary receipts issued by the Trustee and holders thereof have the rights attributed to them in the Articles of Association and the Trust Conditions of the Trustee and the rights conferred pursuant to mandatory Dutch law upon such holders which are issued by the Trustee with the cooperation of the Company.Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A. (1) to Form F-6 under the Securities Act of 1933.

(3)  Transfers, Split-ups and Combinations.  Subject to paragraph (4), this Receipt is transferable on the Receipt Register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt Register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the mutual request of the Company and the Trustee.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)  Certain Limitations.  Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, the Depositary, the Company, the Trustee or the Custodian may require:  (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement.  The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends.  The Depositary may issue Receipts against rights to receive Shares from the Company, the Trustee, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions.  Unless requested in writing by the Company and the Trustee to cease doing so on at least two business days prior notice, the Depositary may issue Receipts against other rights to receive Shares only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Securities), (y) each recipient of such Receipts represents and agrees in writing with the Depositary that such recipient or its customer (i) beneficially owns such Shares, (ii) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (iii) holds such Shares for the account of the Depositary and (iv) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (z) all such Receipts evidence not more than 20% of all American Depositary Shares (excluding those evidenced by such Receipts).  Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders.  The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.  The Depositary will execute and deliver Receipts only in accordance with Section 2.03 of the Deposit Agreement and paragraphs (3), (4), (12) and (15).  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the  Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with the securities laws in the United States.

(5)  Liability of Holder for Taxes.  If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt, any Deposited Securities represented by the American Depositary Shares evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held a Receipt the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  The Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply the amount so withheld or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(6)  Warranties by Depositor.  Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) that the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 sunder the Securities Act of 1933 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144 under the Securities Act of 1933, the person also shall be deemed thereby to represent and warrant that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 under the Securities Act of 1933 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be, on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.

(7)  Disclosure of Interests.  To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary has agreed to use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation and Holders and all persons taking and holding Receipts thereby agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with such Company instructions.

(8)  Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by the Company or Trustee, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or Trustee or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Article IV of the Deposit Agreement, whichever is applicable (i) a fee of U.S.$0.05 or less per American Depositary Share for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per Receipt or Receipts for transfers made, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (8) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.05 per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees and expenses charged by it or its agent so appointed  in connection with such conversion. Further detail regarding conversion exchange fees and expenses can be found on adr.com.  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under this paragraph (8).

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Share program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Share program or otherwise.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(9)  Title to Receipts.  Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10)  Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11)  Available Information.  The Company is subject to periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and, accordingly, files certain reports and other information with the Securities and Exchange Commission.  Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at 100 F Street, NE, Washington, DC 20549.

Dated:

JPMORGAN CHASE BANK, as Depositary

By __________________________
  Authorized Officer

The address of the Depositary's Office is 1 Chase Manhattan Plaza, Floor 58, New York, New York, 10005-1401.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(12)  Distributions Upon Deposited Securities.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, as promptly as practicable distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars.  Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders.  If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of Depositary Shares representing the number of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.  If the Company or Trustee shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sales, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary will, with consent of the Company (which consent will not be unreasonably withheld), distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as, after consultation with the Company, it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary need not distribute securities, Receipts or rights unless the Company and Trustee each furnishes certain evidence or opinions in respect of United States securities laws (which neither the Company nor the Trustee has any obligation to do).

(13)  Record Dates.  Whenever any distribution is being made with respect to any Deposited Securities or any meeting of holders of Ordinary Shares, Shares or other Deposited Securities is being held, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter or for determining who shall be responsible for the fee assessed by the Depositary for administration of the American Depositary Share program and for any expenses provided for in paragraph (8) of hereof, the Depositary may fix a record date (which shall, to the extent practicable, be the same as any corresponding record date set by the Company with respect to the Ordinary Shares or the Trustee with respect to the Shares and, if different, shall be set after consultation with the Company, if practicable) for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter, subject to the provisions of the Deposit Agreement.

(14)  Voting of Deposited Securities.  The Trustee is the holder of all Ordinary Shares underlying the Shares and has sole power to vote such Ordinary Shares other than any Ordinary Shares with respect to which the Trustee has granted a power of attorney to a holder pursuant to Article 4 of the Amendment of Trust Conditions after such holder has given proper notice to the Company of such holder's intention to attend the general meeting of shareholders of the Company, in which case the Trustee shall not exercise the voting rights for such Ordinary Shares.   The Company shall give or cause to be given to the Depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English.  The Trustee shall give or cause to be given to the Depositary any required published announcement of any meeting of holders of Deposited Securities, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of such announcements and documents or any notice of any meeting or solicitation of instructions from holders of Ordinary Shares, Shares or other Deposited Securities, the Depositary shall at the cost and expense of the Company, transmit a notice to Holders in a manner reasonably similar to that for holders of Ordinary Shares, Shares or other Deposited Securities, or in such other manner as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement to transmit a notice to Holders which sets forth (a) any information that is contained in such announcement or any notice or solicitation materials, as the case may be, together with a statement that any documents referenced in such announcement, notice or solicitation materials are available free of charge to such Holders, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities including but not limited to the Articles of Association of the Company and the Trust Conditions and the Articles of Association of the Trustee, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and exercisable at such meeting, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received by the ADR department of the Depositary on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to instruct the Trustee to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Trustee to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall not represent such Deposited Securities at any meeting or provide any instructions with respect to such Shares to the Trustee or exercise any voting rights with respect to such Deposited Securities, discretionary or otherwise.   Under current law, only those holders of Shares on the books of the Trustee on the applicable record date set by the Trustee (the "Trustee Record Date") may vote at such meeting.  The Depositary shall review its records to ensure that registered Holders who provide voting instructions with respect to American Depositary Shares hereunder were Holders of an equal number of American Depositary Shares on the Trustee Record Date and, to the extent, such Holder was not a Holder on such date or held fewer Shares on such date, shall disregard or revise, as the case may be, such Holder's voting instructions.  The Depositary shall have no obligations with respect to American Depositary Shares beneficially held through any Holder, including, without limitation, DTC. Notwithstanding anything contained in this Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

(15)  Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or the Trustee or to which either is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may, with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

(16)  Reports; Inspection of Register.  The Depositary will make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available by the Company to the holders of Ordinary Shares, Shares or Deposited Securities.  The Depositary will also transmit or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(17)  Withholding.  In connection with any distribution to Holders, the Company and the Trustee will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Trustee, as the case may be, and owing to such authority or agency by the Company or Trustee, as the case may be; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  The Depositary will forward, in a timely manner, to the Company such information from its records (including, if necessary or appropriate, original documents) as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders.  To the extent practicable and not cost prohibitive, the Depositary will cooperate with the Company in efforts to establish or maintain arrangements to obtain benefits under any applicable Netherlands tax treaties for Holders.  If the Depositary determines that any distribution in property other than cash  (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(18)  Liability of the Company and the Depositary  The Depositary, the Company, the Trustee their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United  States, the European Union, the Netherlands or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's Articles of Association, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or any Receipt provides shall be done or performed by it or them (including, without limitation, voting pursuant to Section 4.08 of the Deposit Agreement), or (ii) by reason of any exercise or failure to exercise any discretion given to it in the Deposit Agreement or any Receipt (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) assume no liability except to perform its obligations to the extent they are specifically set forth in any Receipt or the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any Receipt; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall have not any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Further, the Depositary and its agents disclaim to the maximum extent permitted by law any and all liability for the price received in connection with any sale of securities or the timing thereof. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company and Trustee may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of Dutch law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares. Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian, the Company or the Trustee shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary, the Company and the Trustee shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company or the Trustee for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company or the Trustee.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.  The Company and Trustee have each agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  Neither the Depositary, the Company or the Trustee nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(19)  Resignation and Removal of Depositary; the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement.  The Depositary may, after consultation with the Company if practicable, at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(20)  Amendment of Deposit Agreement and Receipts.  The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary.  Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (v) of paragraph (8)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders.  Every Holder at the expiration of such thirty (30) days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the U.S. Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

(21)  Termination of Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after ninety (90) days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment within such ninety (90) days.  After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six (6) months from the date so fixed for termination, the Depositary may sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

(22)           Appointment; Waiver; Consent to Jurisdiction etc. Each Holder and each person holding an interest in American Depositary Shares, upon acceptance of any American Depositary Shares (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company, the Trustee or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

EXHIBIT B
TO
DEPOSIT AGREEMENT
CHARGES OF THE DEPOSITARY

The Charges of the Depositary, subject to Section 5.09 and 6.01 of the Deposit Agreement, are as set forth in Paragraph (8) of the form of Receipt.

To the extent an issuance fee was charged on the deposit of Shares against the creation of Restricted ADSs, no additional issuance fee, or cancellation fee, shall be charged to the Holder thereof in connection with the removal of the restricted legend placed upon such Restricted ADSs and the issuance of unrestricted American Depositary Shares to such Holder.

The Company will pay all other charges of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian), plus reasonable expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary or any such person in the exercise of its duties and obligations under the Deposit Agreement, in accordance with agreements in writing entered into between the Depositary and the Company from time to time, except (a) stock transfer or other taxes and other governmental charges (which are payable by persons depositing Shares or Holders), (b) cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (c) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with the withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of the Shares as of the date of the Deposit Agreement) and (d) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

B-1